                            SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.
         1) Title of each class of securities to which transaction applies:

                 -----------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 -----------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

                 -----------------------------------------------
         4)      Proposed maximum aggregate value of transaction:

                 -----------------------------------------------
         5)      Total fee paid:

                 -----------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 -----------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                 -----------------------------------------------

         3)      Filing Party:

         4)      Date Filed:

                    O'SULLIVAN  INDUSTRIES  HOLDINGS,  INC.
                                1900 Gulf Street
                          Lamar, Missouri  64759-1899



                 NOTICE  OF  ANNUAL  MEETING  OF  STOCKHOLDERS

                     TO  BE  HELD  ON  NOVEMBER  12,  1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of O'Sullivan Industries Holdings, Inc. will be held at Thiebaud Auditorium, 105 East 11th Street, Lamar, Missouri 64759 on Wednesday, November 12, 1997 at 10:00 A.M. (Central Standard Time) for the following purposes:

         (1)     to elect two Class I Directors;

         (2) to consider approval of the Company's Stock Plan for Directors; and

         (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The transfer books will not be closed. The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof is the close of business on September 19, 1997.

                                        By Order of the Board of Directors,




                                                      Rowland H. Geddie, III
                                                 Vice President, General Counsel
                                                           and Secretary

Lamar, Missouri
September 26, 1997


         EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. SHOULD YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. FOR YOUR CONVENIENCE, ENCLOSED IS A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY  STATEMENT

                    O'SULLIVAN  INDUSTRIES  HOLDINGS,  INC.
                                1900 Gulf Street
                          Lamar, Missouri  64759-1899

                     ANNUAL  MEETING  OF  STOCKHOLDERS  OF
                    O'SULLIVAN  INDUSTRIES  HOLDINGS,  INC.
                TO  BE  HELD  ON WEDNESDAY,  NOVEMBER  12,  1997

         This Proxy Statement is being furnished to stockholders of O'Sullivan Industries Holdings, Inc., a Delaware corporation ("O'Sullivan" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's common stock, par value $1.00 per share ("Common Stock"), as of the close of business on September 19, 1997 (the "Annual Meeting Record Date"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, November 12, 1997, at 10:00 A.M. (Central Standard Time) at Thiebaud Auditorium, 105 East 11th Street, Lamar, Missouri 64759, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the holders of Common Stock on or about September 26, 1997.

                       PURPOSES  OF  THE  ANNUAL  MEETING

         At the Annual Meeting, holders of shares of Company securities entitled to vote at the Annual Meeting will be asked to consider and to vote upon the following matters:

         (1) the election of two Class I Directors of the Company to hold office in accordance with the By-laws of the Company;

         (2)     the approval of the Company's Stock Plan for Directors; and

         (3)     such other business as may properly come before the meeting.

         The Board unanimously recommends a vote FOR the election of the Board's nominees for election as directors of the Company and FOR the approval of the Company's Stock Plan for Directors. As of the date of this Proxy Statement, the Board knows of no other business to come before the Annual Meeting.

                    VOTING  RIGHTS  AND  PROXY  INFORMATION

         Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each share of Common Stock is entitled to one vote. As of the Annual Meeting Record Date, a total of 16,632,703 shares of Common Stock were issued and outstanding.

         The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Annual Meeting Record Date is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of at least a majority of the outstanding shares of Common Stock present and voting, in person or by properly executed proxy, at the Annual Meeting is required to approve the election of each of the Company's nominees for election as a director and any other matter properly coming before the meeting.

         For purposes of determining whether a proposal has received a majority vote, abstentions will not be included in the vote total, and, therefore, will have no effect on the outcome of the vote. For purposes of determining whether a proposal has received a majority vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Common Stock who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares held by holders who are either present in person or represented by proxy who abstain or for whom the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

          All voting securities that are represented at the Annual Meeting by properly executed proxies received by the Secretary of the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's nominees for election as directors of the Company and FOR the approval of the Company's Stock Plan for Directors.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same voting securities and delivering it to the Company at or before the Annual Meeting or (iii) attending the Annual Meeting, filing a written revocation of proxy and voting in person (attendance at the Annual Meeting and voting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy or subsequent proxies should be received by mail or hand-delivered to O'Sullivan Industries Holdings, Inc., Attention: Mr. Rowland H. Geddie, III, 1900 Gulf Street, Lamar, Missouri 64759-1899.

         The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

                            ELECTION  OF  DIRECTORS

         The Company's By-laws provide for a Board of Directors divided into three classes (Class I, Class II and Class III) having staggered three-year terms with each class as nearly equal in size as possible. The current term of office of the directors in Class I expires at the Annual Meeting. The terms of office of directors in Class II and Class III will expire at the annual meetings of stockholders to be held in 1998 and 1999, respectively. At each annual meeting of stockholders, directors will be elected to succeed those whose terms then expire, with each newly elected director to serve for a three-year term.

                                    NOMINEES

         Messrs. Richard D. Davidson and Ronald G. Stegall have been nominated as Class I directors to serve a three-year term ending at the annual meeting in 2000. It is intended that the persons named in the accompanying proxy will vote shares represented by properly executed proxies for the election of the two listed nominees as directors unless authority to vote is withheld. If any nominee should become unavailable to serve on the Board of Directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. However, the Board of Directors is not aware of any circumstances likely to render any of the nominees unavailable for election.

         The following sets forth certain information with respect to the business experience of each nominee during the past five years and certain other directorships held by each nominee. References to service with the Company in this section include service with O'Sullivan Industries, Inc., the Company's wholly owned subsidiary.


CLASS I DIRECTORS--TERM EXPIRING 1997

Richard D. Davidson, 48, was appointed President and Chief Operating Officer of the Company and Industries in July 1996 and as a director of Industries and the Company in July 1996 and August 1996, respectively. From 1990 to October 1995, Mr. Davidson served as Senior Vice President of Sunbeam Corporation and as President of the Sunbeam Outdoor Products Division.

Ronald G. Stegall, 49, has been President and Chief Executive Officer of Arlington Equity Partners, a venture capital investment firm, since 1992. From November 1992 through April 1994, he was Chairman of the Board and Chief Executive Officer of LiL' Things, Inc., a chain of retail children's stores; he continues as Chairman of LiL' Things. From 1987 through 1991, he was Chairman and Chief Executive Officer of BizMart, Inc., a chain of office products
superstores subsequently sold to OfficeMax, Inc.   Mr. Stegall is also Chairman
of the Board of InterTAN, Inc., a retailer of consumer electronics products with locations in Canada, Australia and the United Kingdom, and is a director of Hastings Entertainment, Inc., a retailer of books, audio and video recordings and software. Mr. Stegall was appointed a director of the Company in July 1994.

         The following sets forth certain information with respect to all members of the Company's Board of Directors whose current terms will continue after the Annual Meeting.

CLASS II DIRECTORS--TERMS EXPIRING 1998

Charles G. Hanson, 84, retired on December 31, 1993 from his career as the founder, President and Chief Executive Officer of Stuart Hall Co., a commercial stationery manufacturer, following the sale of Stuart Hall to The Newell Co.
He is also a member of the Board of Trustees of the Eisenhower Medical Center and the Barbara Sinatra Children's Center. Mr. Hanson was appointed a director of the Company in March 1995.

Thomas M. O'Sullivan, Sr., 75, was appointed director of the Company in December 1993. He founded O'Sullivan Industries in 1954 and served as its President until June 1986. He has been President of O'Sullivan Properties, Inc., a real estate investment company, since December 1986. Mr. O'Sullivan has served as a director of the Company since December 1993.

Tyrone E. Riegel, 54, has been Executive Vice President of Industries since July 1986 and was appointed a director and Executive Vice President of the Company in November 1993. Mr. Riegel has been employed by the Company since January 1964.

CLASS III DIRECTORS--TERM EXPIRING 1999

William C. Bousquette, 60, an independent financial consultant, was appointed a director of the Company in December 1993. From January 1995 through December 31, 1996, Mr. Bousquette was the Senior Vice President and Chief Financial Officer of Texaco, Inc., an integrated petroleum company. From January 1994 to January 1995 and from November 1990 to January 1993, he was Executive Vice President and Chief Financial Officer of Tandy Corporation ("Tandy"), a
retailer of consumer electronics products.   From January 1993 to January 1995,
he was Chief Executive Officer of TE Electronics Inc. ("TE"), a subsidiary of Tandy. From 1983 until the Company's initial public offerings (the "Offerings") in February 1994, Tandy and TE owned all of the stock of the Company. Mr. Bousquette is also a director of Cyprus Amax Minerals Company, a mining company; and InterTAN, Inc., a retailer of consumer electronics products with locations in Canada, Australia and the United Kingdom.

Stewart M. Kasen, 58, is a private investor. He was the Chief Executive Officer of Best Products Co., Inc., a chain of retail stores, from October 1989 to April 1996. Best Products filed a petition for bankruptcy under the United States Bankruptcy Code in September 1996, and Best Products was subsequently liquidated. Mr. Kasen serves as Chairman of the Board of Factory Card Outlet Corp., a retailer of special occasion merchandise. He is also a director of Markel Corporation, an underwriter of specialty insurance products; K2 Inc., a manufacturer of sporting goods and recreational products; and The Bibb Company, a manufacturer of textile products. Mr. Kasen joined the Company's Board of Directors in August 1996.

Daniel F. O'Sullivan, 56, has been President of O'Sullivan Industries, Inc. ("Industries") since July 1986 and was appointed as Chief Executive Officer and President and a director of the Company in November 1993 and as a director and as Chairman of the Board of Industries in 1994. He became Chairman of the Board of the Company in December 1993. He relinquished his position as President of the Company and Industries in July 1996. Mr. O'Sullivan has been employed by the Company since September 1962.

CERTAIN RELATIONSHIPS.   Daniel F. O'Sullivan, Thomas M. O'Sullivan, Jr., the
Company's Vice President-Sales, and Michael P. O'Sullivan, the Company's Vice President-Marketing, are brothers. Tyrone E. Riegel and James C. Hillman, the Corporation's Vice President-Human Resources, were, prior to the deaths of their respective spouses, brothers-in-law of Daniel F. O'Sullivan, Thomas M.
O'Sullivan, Jr. and Michael P.  O'Sullivan.   Tyrone E. Riegel and E. Thomas
Riegel, the Company's Vice President-Strategic Operations, are brothers. Thomas M. O'Sullivan, Sr. is the father of Daniel F. O'Sullivan, Thomas M. O'Sullivan, Jr. and Michael P. O'Sullivan and is the former father-in-law of Tyrone E. Riegel and James C. Hillman.

                     ORGANIZATION OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board of Directors. The Board of Directors has established two committees to oversee specific matters affecting the Company, an Audit Committee and a Compensation Committee.

         The Audit Committee is composed entirely of non-employee directors, currently Messrs. Bousquette (Chairman), Hanson and Stegall. The Audit Committee reviews the Company's financial statements with management and the independent auditors; recommends to the Board of Directors the firm of independent accountants to perform the annual audit; reviews and approves the scope of the independent auditors' work; reviews the adequacy of the Company's significant accounting policies and its internal accounting controls; reviews and approves the fees of the independent auditors; and has general responsibility for related matters. This Committee held three meetings during fiscal 1997.

         The Compensation Committee members are Messrs. Stegall (Chairman), Bousquette and Kasen. The principal functions of this Committee are to review and make recommendations to the Board concerning officer compensation plans. This Committee also makes grants of stock options, restricted stock and other awards to executive officers and other employees under the Company's Amended and Restated 1994 Incentive Stock Plan. This Committee met four times during fiscal 1997.

         The Company does not have a nominating committee.

         The Board of Directors of the Company held seven meetings during fiscal 1997. During fiscal 1997, each director attended all meetings of the Board of Directors and all meetings of each committee on which he served.

                            DIRECTORS' COMPENSATION

         Effective July 1, 1997, directors of the Company who are not employees of the Company or its subsidiaries are paid an annual retainer of $25,000.
Each committee chairman receives an additional $1,000 per year. Expenses of attendance at meetings are paid by the Company. No fees are paid for attendance at Board or committee meetings. Employees of the Company do not receive additional compensation for their service as a director other than payment of expenses, if any, to attend a meeting.

         Prior to July 1, 1997, the Company paid an annual retainer of $12,000 to non-employee directors, with Committee chairmen receiving an additional $1,000 per year. Non-employee directors received an additional $1,000 for each Board meeting attended in person or by telephone and $800 for each Committee meeting attended in person or by telephone.

         Under the Company's Amended and Restated 1994 Incentive Stock Plan (as amended, the "ISP"), each non-employee director automatically is granted nonqualified stock options to purchase 2,000 shares of Common Stock (1,000 shares prior to September 1997) on the first trading day in September of each year that he or she serves as a director. The option exercise price is set at the fair market value (as defined in the ISP) of a share of Common Stock on the first trading day immediately preceding the date of grant. The options vest in three equal increments on the first, second and third anniversaries of the date of grant.

         Effective July 1, 1997, the Company implemented its Stock Plan for Directors (the "Director Plan"), subject to stockholder approval. See "Approval of Stock Plan for Directors" on page 15. Under the Director Plan, directors may elect to receive their fees and retainers in Common Stock or restricted Common Stock rather than cash. Common Stock is to be distributed quarterly, and is priced at the average of the closing prices on the last day of each month in a quarter. If a director elects to receive restricted stock, the purchase price is the same as for unrestricted Common Stock; the shares are issued in his name but are held in escrow by the Company. Restrictions on restricted stock under the Director Plan lapse upon the death or disability of the director, retirement of the director at age 55 or older, involuntary termination of service as a director, a vote of a majority of the members of the Board other than the participating director or a Change in Control, as defined on page 11, of the Company. If a participating director ceases to be a director of the Company for any other reason, the restricted stock issued to him is forfeited to the Company.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF COMPANY VOTING SECURITIES

         The following table sets forth, as of the Annual Meeting Record Date, certain information with respect to the beneficial ownership of Common Stock (the only class of the Company's securities entitled to voting rights) by (i) each director of the Company, (ii) each of the most highly compensated executive officers of the Company for the fiscal year ended June 30, 1997 and
(iii) the Company's directors and officers as a group:

                                                  SHARES BENEFICIALLY
                NAME                               OWNED(1)            PERCENT OF CLASS


     Daniel F. O'Sullivan                          123,519(2)              *
     William C. Bousquette                          12,001(3)              *
     Richard D. Davidson                           106,464(4)              *
     Charles G. Hanson                              26,001(5)              *
     Stewart M. Kasen                                7,734(6)              *
     Thomas M. O'Sullivan, Sr.                     164,359(7)              *
     Tyrone E. Riegel                               84,297(8)              *
     Ronald G. Stegall                               9,001(3)              *
     Terry L. Crump                                 45,385(9)              *
     Thomas M. O'Sullivan, Jr.                      68,637(10)             *
     Rowland H. Geddie, III                         38,604(11)             *
     E. Thomas Riegel                               40,440(12)             *
     Directors and Executive Officers as           826,302(13)           4.9%
     a group (14 persons)

----------------------------------

     *Less than 1%

     (1)Each person has sole voting and investment power with respect to the shares shown except as otherwise noted.
     (2)Includes (a) 13,587 shares of restricted stock granted on February 2, 1994 subject to five-year vesting provisions, with respect to which Mr. Daniel
F. O'Sullivan has no investment power; (b) 80,715 shares issuable within 60 days upon the exercise of options; (c) 1,155 shares held under the Company's Savings and Profit Sharing Plan (the "SPSP"), as to which Mr. O'Sullivan has no investment power; and (d) 500 shares owned by Mr. O'Sullivan's spouse, as to which Mr. O'Sullivan disclaims beneficial ownership.
     (3)Includes 2,001 shares issuable upon the exercise of options.
     (4)Includes (a) 35,477 shares issuable within 60 days upon the exercise of options; and (b) 196 shares held under the SPSP, as to which Mr. Davidson has no or limited investment power.
     (5)Includes 1,001 shares issuable upon the exercise of options.
     (6)Includes 334 shares issuable upon the exercise of options.
     (7)Includes 154,738 shares owned indirectly through O'Sullivan Properties, Inc. Mr. Thomas M. O'Sullivan, Sr. and his spouse own all of the voting stock of O'Sullivan Properties, Inc. Of the remaining shares, (a) 2,001 shares are issuable upon the exercise of options; and (b) 1,300 shares are owned by his spouse. Mr. O'Sullivan disclaims beneficial ownership of the shares of which his spouse is the owner.
     (8)Includes (a) 6,363 shares of restricted stock granted on February 2, 1994 subject to five-year vesting requirements, with respect to which Mr.
Tyrone E. Riegel has no investment power; (b) 990 shares held under the SPSP, as to which he has no investment power; and (c) 54,799 shares issuable within 60 days upon the exercise of options.
     (9)Includes (a) 24,053 shares issuable within 60 days upon the exercise of options; and (b) 356 shares held under the SPSP, as to which Mr. Crump has no or limited investment power.
     (10)Includes 13,036 shares held by a limited partnership of which Mr. Thomas M. O'Sullivan, Jr. is a general partner, and 4,995 shares held as custodian for his minor son. Mr. O'Sullivan disclaims beneficial ownership of these shares. Also includes (a) 28,001 shares issuable within 60 days upon the exercise of options; and (b) 2,953 shares held under the SPSP as to which Mr. O'Sullivan has no or limited investment power.
     (11)Includes (a) 28,001 shares issuable within 60 days upon the exercise of options; and (b) 1,977 shares held under the SPSP, as to which Mr. Geddie has no or limited investment power.
     (12)Includes (a) 28,001 shares issuable within 60 days upon the exercise of options; and (b) 1,286 shares held under the SPSP, as to which Mr. E. Thomas Riegel has no or limited investment power.
     (13)See notes 1 through 12 above. Includes a total of 338,867 shares issuable within 60 days upon the exercise of options.

         SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The Company is not aware of any person who beneficially owns in excess of 5% of the total issued and outstanding shares of Common Stock, except for the persons in the table below.

         The table below sets forth as of the dates indicated in the footnotes certain information regarding each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to own beneficially more than 5% of the Common Stock, the only class of voting securities of the Company that is outstanding.

                                       NAME AND ADDRESS OF            AMOUNT AND NATURE OF         PERCENTAGE
                                        BENEFICIAL OWNER              BENEFICIAL OWNERSHIP          OF CLASS
                                    ------------------------         ----------------------       ------------
                                 FMR Corp.                                 908,300(1)                   5.4%
                                 Edward C. Johnson III
                                 Abigail P. Johnson
                                 82 Devonshire St.
                                 Boston, MA 02109

                                 Dimensional Fund Advisors,                869,600(2)                   5.2%
                                 Inc.
                                 1299 Ocean Avenue, 11th Floor
                                 Santa Monica, CA 90401

----------------------------------

     (1)Based on information contained in a Schedule 13G dated February 14, 1997 and filed by FMR Corp., Edward C. Johnson III and Abigail P. Johnson, various entities controlled by FMR Corp., Edward C. Johnson III and Abigail P. Johnson are deemed to have investment and/or voting power with respect to an aggregate of 908,300 shares of Common Stock.
     (2)Based on information provided by Dimensional Fund Advisors, Inc., Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 869,600 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                             CERTAIN  TRANSACTIONS

         Industries leases training space and storage and repair shop space in Lamar, Missouri from O'Sullivan Properties, Inc. ("Properties"), all of whose
voting stock is owned by Mr. Thomas M. O'Sullivan, Sr. and his wife.   The
continuing leases are cancellable upon 90 days' notice or less. During fiscal 1997, Industries paid Properties an aggregate of $28,740 pursuant to the leases. The Company believes the lease amounts paid to Properties were competitive with other potential sites or, where no other sites were available, were reasonable.

                          SUMMARY  COMPENSATION  TABLE

         The following table reflects the cash and non-cash compensation for the Chief Executive Officer of the Company and the six next most highly compensated executive officers of the Company at June 30, 1997 (the "Named Officers").

                                                             Annual Compensation(1)
                                                             ----------------------


                                          Fiscal          Salary            Bonus
      Name and Principal Position         Year             ($)               ($)
Daniel F. O'Sullivan                       1997             229,807           210,849
Chairman and                               1996             220,000            56,932
Chief Executive Officer                    1995             210,000            48,512

Richard D. Davidson                        1997             205,961           178,809
President and                              1996                   -                 -
Chief Operating Officer                    1995                   -                 -

Tyrone E. Riegel                           1997             184,856           121,268
Executive Vice President                   1996             177,500            36,068
                                           1995             173,750            30,985

Terry L. Crump                             1997             144,904            85,531
Executive Vice President and               1996              58,154            20,000
Chief Financial Officer                    1995                   -                 -

Thomas M. O'Sullivan, Jr.                  1997             119,904            55,226
Vice President-Sales                       1996             115,000            16,548
                                           1995             112,502            14,208

Rowland H. Geddie, III                     1997             119,904            55,226
Vice President, General                    1996             115,000            16,548
Counsel and Secretary                      1995             112,502            14,208

E. Thomas Riegel                           1997             119,904            55,226
Vice President-                            1996             115,000            16,548
Strategic Operations                       1995             112,502            14,208


                                                         Long-Term
                                                        Compensation(2)
                                                        ---------------

                                                        Securities              All Other
                                                      Underlying Stock        Compensation
      Name and Principal Position                        Options (#)(3)             ($)(4)
Daniel F. O'Sullivan                                     136,000                  21,096
Chairman and                                              36,000                  23,003
Chief Executive Officer                                   22,000                  25,565

Richard D. Davidson                                      100,000                  18,119
President and                                                  -                       -
Chief Operating Officer                                        -                       -

Tyrone E. Riegel                                          84,500                  26,503
Executive Vice President                                  22,000                  14,242
                                                          14,000                  14,667

Terry L. Crump                                            61,750                  20,710
Executive Vice President and                              25,000                  46,015
Chief Financial Officer                                        -                       -

Thomas M. O'Sullivan, Jr.                                 41,000                  20,915
Vice President-Sales                                      11,000                  16,956
                                                           7,000                  16,908

Rowland H. Geddie, III                                    41,000                  20,255
Vice President, General                                   11,000                   9,310
Counsel and Secretary                                      7,000                   5,056

E. Thomas Riegel                                          41,000                  21,278
Vice President-                                           11,000                  16,956
Strategic Operations                                       7,000                  16,908

----------------------------

     (1)For the years shown, the Named Officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits. The amounts for perquisites and other personal benefits for the Named Officers are not shown because the aggregate amount of such compensation, if any, for each of the Named Officers during the fiscal year shown does not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such officer.
     (2)Restricted shares were awarded in February 1994 to Messrs. Daniel F. O'Sullivan and Tyrone E. Riegel in connection with the Offerings under the ISP upon the surrender by Messrs. O'Sullivan and Riegel of their options to purchase shares of Tandy Corporation common stock. Mr. O'Sullivan received 13,587 shares of restricted stock and Mr. Riegel received 6,363 shares. These shares had a value of $225,884 and $105,785, respectively, based on the average of the high and the low prices of the Common Stock on the New York Stock Exchange on June 30, 1997. The restricted Common Stock becomes vested as to one-fifth of such shares on each of the first five anniversaries of the date of the award, if they are still employed by the Company. The restrictions on resale lapse on February 2, 1999. If dividends are paid on Common Stock before the restrictions lapse, dividends on the restricted shares would be held in escrow. Interest on any such dividends would be paid at the prime rate.
     (3)Includes all options granted during fiscal years shown under the ISP. No stock appreciation rights were granted with any options.
     (4)In fiscal 1997, other compensation for Mr. Daniel F. O'Sullivan consisted of group term life insurance premiums of $1,125, matching and profit sharing contributions under the Company's Stock Purchase Program (the "SPP") and the SPSP of $7,196 and $12,776, respectively. Other compensation for Mr. Davidson in fiscal 1997 consisted of an auto allowance of $7,356, group term life insurance premiums of $377 and matching and profit sharing contributions under the SPP and the SPSP of $1,111 and $9,276, respectively. Other compensation for Mr. Terry Riegel in fiscal 1997 consisted of an auto allowance of $7,356, group term life insurance premiums of $1,044 and matching and profit sharing contributions under the SPP and the SPSP of $5,525 and $12,579, respectively. Mr. Crump's other compensation consisted of an auto allowance of $7,356, group term life insurance premiums of $435 and matching and profit sharing contributions under the SPP and the SPSP of $2,010 and $10,908, respectively. Other compensation to Mr. Thomas M. O'Sullivan, Jr. in fiscal 1997 consisted of an auto allowance of $7,490, group term life insurance premiums of $199 and matching and profit sharing contributions under the SPP and the SPSP of $3,411 and $9,814, respectively. In fiscal 1997, Mr. Geddie received other compensation of an auto allowance of $7,356, group term life insurance premiums of $194 and matching and profit sharing contributions under the SPP and the SPSP of $2,891 and $9,814, respectively. In fiscal 1997, Mr.
E. Thomas Riegel received other compensation consisting of an auto allowance of $7,490, group term life insurance premiums of $562 and matching and profit sharing contributions under the SPP and the SPSP of $3,411 and $9,814, respectively. The table does not include amounts payable in the event of a Change in Control. See "Change in Control Protections" on page 11.


                      OPTION  GRANTS  IN  THE  LAST  YEAR

         During the year ended June 30, 1997, options were granted to the Named Officers. The present values of such options are based on a Black-Scholes valuation of the options as of July 1, 1996. The Company's ISP provides for the grant of stock appreciation rights; however, no such rights have been granted.

              Name                 Number of Securities   % of Total
                                        Underlying          Options
                                   --------------------   Granted to
                                   Annual      Special     Employees                          Present Value
                                  Options    Performance  During the   Exercise or             of Grant on
                                  Granted   Option Grants Fiscal Year  Base Price  Expiration    7/1/96(3)
                                    (#)(1)      (#)(2)                  ($/Share)    Date
Daniel F. O'Sullivan                36,000     100,000        15.0%       $7.1875    7/1/06         $546,546
Richard D. Davidson                 50,000      50,000        11.0%       $7.1875    7/1/06         $404,350
Tyrone E. Riegel                    22,000      62,500         9.3%       $7.1875    7/1/06         $337,891
Terry L. Crump                      18,000      43,750         6.8%       $7.1875    7/1/06         $247,069
Thomas M. O'Sullivan, Jr.           11,000      30,000         4.5%       $7.1875    7/1/06         $171,770
Rowland H. Geddie, III              11,000      30,000         4.5%       $7.1875    7/1/06         $171,770
E. Thomas Riegel                    11,000      30,000         4.5%       $7.1875    7/1/06         $171,770

---------------------

     (1)All annual grant options to the Named Officers were incentive stock options ("ISO's") to purchase Common Stock granted under the ISP, except that
(a) Mr. Daniel F. O'Sullivan received ISO's to purchase 13,913 shares and nonqualified stock options ("NSO's") to purchase 22,087 shares; (b) Mr. Richard
D. Davidson received ISO's to purchase 25,500 shares and NSO's to purchase 24,500 shares; (c) Mr. Tyrone E. Riegel received ISO's to purchase 15,555 shares and NSO's to purchase 6,445 shares; and (c) Mr. Terry L. Crump received ISO's to purchase 11,594 shares and NSO's to purchase 6,406 shares. Each grant of ISO's becomes exercisable over the first three anniversaries of the date of grant, with full vesting on the third anniversary. Each grant of NSO's becomes exercisable on each of the first five anniversaries of the date of grant, with full vesting on the fifth anniversary. For persons who continue to serve as employees of the Company, the options expire 10 years from the date of grant. The exercise price and any tax withholding may be paid in cash or by delivery of already owned shares and cash.
     (2)The Special Performance Options ("Performance Options") are NSO's. To the extent certain performance objectives regarding (a) Company quarterly earnings measured against Company goals and (b) percentage sales increases measured against a competitor were met, the Performance Options would become exercisable in one-third increments on each of the first three anniversaries of the date of grant and would expire ten years after the date of grant. To the extent the performance objectives were not met, the Performance Options would become exercisable on August 10, 2003, and would expire on September 10, 2003. As a result of the Company's performance in fiscal 1997, all of the Performance Options will vest over three years and expire in 2006. The exercise price and any tax withholding may be paid in cash or by delivery of already owned shares and cash.
     (3)The Black-Scholes calculations assume expected volatility of 47% to 49%, risk free interest rates of 6% to 6.67% and expected option lives of 6 to 7 years.


                     OPTION  EXERCISES  IN  THE  LAST  YEAR
                         AND  YEAR-END  OPTION  VALUES

         The following table summarizes information on outstanding options to purchase Common Stock held by the Named Officers as of June 30, 1997. No options were exercised by officers or directors during the fiscal year ended June 30, 1997.


                                                                            Value of        Value of
                                            Shares           Shares        Exercisable   Unexercisable
                                         Exercisable @  Unexercisable @      Options        Options
                        Name                6/30/97         6/30/97         @ 6/30/97      @ 6/30/97
            Daniel F. O'Sullivan              25,659          168,341        $158,687      $1,542,688
            Richard D. Davidson                    -          100,000               -        $943,750
            Tyrone E. Riegel                  19,305          101,195        $118,699        $936,395
            Terry L. Crump                     9,310           77,400         $97,173        $746,530
            Thomas M. O'Sullivan, Jr.          8,334           50,666         $52,421        $463,329
            Rowland H. Geddie, III             8,334           50,666         $52,421        $463,329
            E. Thomas Riegel                   8,334           50,666         $52,421        $463,329





                              PERFORMANCE  OPTIONS

         In September 1995, the Company recognized that the options issued in connection with the Offerings had ceased to serve the function of encouraging management to improve the performance of the Company and its stock price because the market price of Common Stock was far below the exercise price of the options. Also, the Company was expensing approximately $690,000 per year in connection with the options. With the consent of each option holder, these options, covering a total of 1,150,500 shares, were canceled in September 1995.

         In July 1996, the Company's Compensation Committee felt management had inadequate long-term incentives. Accordingly, the Committee granted Performance Options to the executive officers and other key employees of the Company. The Performance Options contained performance objectives that govern the exercisability and expiration of the Performance Options. To the extent certain performance objectives regarding (a) Company quarterly earnings measured against Company goals and (b) percentage sales increases measured against a competitor were met, the Performance Options would become exercisable in one-third increments on each of the first three anniversaries of the date of grant and would expire ten years after the date of grant. To the extent the performance objectives were not met, the Performance Options would become exercisable on August 10, 2003 and would expire on September 10, 2003. Based on the performance of the Company against these goals in fiscal 1997, the Performance Options will become exercisable over three years and will expire in 2006. Performance Options covering 625,250 shares of Common Stock were issued.

         Because the Performance Options could possibly be interpreted as a reissuance of the options issued in connection with the Offerings, the Performance Options were submitted to, and approved by, the stockholders of the Company at its 1996 Annual Meeting. The following table presents information regarding the Performance Option grants to certain executive officers of the Company. No stock appreciation rights or other stock options have been reissued or repriced by the Company. The Compensation Committee explanation of the issuance of the Performance Options is contained in the Compensation Committee Report beginning on page 12.


                           STOCK  OPTION  REISSUANCES

                                                                                                   Length of
                                   Number of    Number of                                           Original
                                     Shares      Shares    Market Price    Exercise               Option Term
                                   Underlying  Underlying   of Stock at  Price at Time    New     Remaining at
                                    Options      Options      Time of         of       Exercise     Date of
           Name             Date(1) Canceled    Reissued(2) Reissuance   Cancellation    Price    Cancellation
Daniel F. O'Sullivan       7/1/96    240,000     100,000       $7.1875        $19.00     $7.1875   100 months
Chairman and
Chief Executive Officer

Tyrone E. Riegel           7/1/96    150,000      62,500       $7.1875        $19.00     $7.1875   100 months
Executive Vice President

Thomas M. O'Sullivan, Jr.  7/1/96     70,000      30,000       $7.1875        $19.00     $7.1875   100 months
Vice President-Sales

Rowland H. Geddie, III     7/1/96     70,000      30,000       $7.1875        $19.00     $7.1875   100 months
Vice President, General
Counsel and Secretary

E. Thomas Riegel           7/1/96     70,000      30,000       $7.1875        $19.00     $7.1875   100 months
Vice President-Strategic
Operations

James C. Hillman           7/1/96     40,000      30,000       $7.1875        $19.00     $7.1875   100 months
Vice President-Human
Resources

Michael P. O'Sullivan      7/1/96     23,000      30,000       $7.1875        $19.00     $7.1875   100 months
Vice President-Marketing

-----------------------

     (1)Options issued in connection with the Offerings were canceled effective September 15, 1995. The Performance Options were issued on July 1, 1996.
     (2)Messrs. Davidson and Crump received no options in connection with the Offerings, and none of their options were canceled. Therefore, the Performance Options issued to them cannot be interpreted as a "reissuance," and accordingly are not presented in this table.

                        CHANGE  IN  CONTROL  PROTECTIONS

TERMINATION PROTECTION AGREEMENTS

         The Company has entered into Termination Protection Agreements with its executive officers (collectively, the "Executives"). The Termination Protection Agreements (all of which are substantially similar) have initial terms of two years which automatically extend for successive one-year periods unless terminated by either party. If the employment of any of the Executives is terminated (with certain exceptions) within 24 months following a "Change in Control," or in certain other instances in connection with a Change in Control, the Executives are entitled to receive certain cash payments (an amount equal to current annual salary and bonus, and an amount equal to the contributions that the Company would have made to the SPP, the SPSP and the Company's Deferred Compensation Plan over a twelve month period assuming the foregoing salary and bonus were used to calculate the Company's contributions), as well as the continuation of fringe benefits (including life insurance, disability, medical, dental and hospitalization benefits) for a period of up to twelve months. Additionally, profit sharing benefits under the SPSP vest, all restrictions on any outstanding incentive awards or shares of restricted Common Stock will lapse and such awards or shares will become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and the Company will be required to purchase for cash, on demand made within 60 days following a Change in Control, any shares of unrestricted Common Stock and options for shares at the then current per-share fair market value. The Agreements also provide one year of outplacement services for the Executive and that, if the Executive moves more than twenty miles from his primary residence in order to accept permanent employment within 36 months after leaving the Company, the Company will, upon request, repurchase his primary residence at a price determined in accordance with the Agreement.

         The Termination Protection Agreements also provide that the Company will make an additional "gross-up payment" (as defined in the Agreements) to the Executives to offset fully the effect of any excise tax imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payment made to any of the Executives arising out of or in connection with the employment of any of the Executives. In addition, the Company will pay all legal fees and related expenses incurred by any of the Executives arising out of employment or termination of employment.

         A "Change in Control" will be deemed to have occurred if either (i) any person or group acquires beneficial ownership of 15% of the voting securities of the Company, (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period which is not approved by certain of the directors who were directors at the beginning of such two-year period; (iii) the stockholders of the Company approve a merger, consolidation or reorganization involving the Company; (iv) there is a complete liquidation or dissolution of the Company; or (v) the Company enters into an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

RABBI TRUST

         The Company is authorized to enter into a Rabbi Trust, which is intended to be a grantor trust under Section 671 of the Code. The Rabbi Trust may be funded by the Company at any time but is required to be funded upon a Change in Control or a threatened Change in Control. Funding must be in an amount sufficient to provide for the payment of all benefits provided for under the Termination Protection Agreements. The Rabbi Trust will also provide funds for litigation on behalf of the Executives to the extent necessary to ensure their rights thereunder. The Rabbi Trust will be a trust of which the Company, for tax purposes, is the beneficiary. The trust assets, as assets of the Company, will be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

PAYMENTS UPON A CHANGE IN CONTROL

         Assuming that a Change in Control had occurred on August 30, 1997, that all of the Named Officers were still employed on that date and that the Named Officers' employment had terminated on that date, the approximate cash payment that would have been made by virtue of all change in control protections implemented by the Company (not including the gross-up payments or amounts to purchase the Named Officers' primary residences) to Messrs. Daniel
F. O'Sullivan, Richard D. Davidson, Tyrone E. Riegel, Terry L. Crump, Thomas M. O'Sullivan, Jr., Rowland H. Geddie, III and E. Thomas Riegel would have been approximately $1,684,367, $1,077,486, $1,054,236, $840,339, $537,372,

$533,835 and $535,194, respectively. The amount of the gross-up payment, if any, to be paid may be substantial and will depend upon numerous factors, including the price per share of Common Stock and the extent, if any, that payments or benefits made to the Executives constitute "excess parachute payments" within the meaning of Section 280G of the Code.


                      COMPENSATION  COMMITTEE  INTERLOCKS
                          AND  INSIDER  PARTICIPATION

         The members of the Compensation Committee (the "Committee") are William C. Bousquette, Stewart M. Kasen and Ronald G. Stegall. No member of the Committee was an officer or employee of the Company or its subsidiaries during the fiscal year ended June 30, 1997 and none was formerly an officer of the Company or any of its subsidiaries, except that Mr. Bousquette was a Vice President of O'Sullivan Industries, Inc. from July 12, 1991 until February 7, 1994. In addition, no executive officer of the Company serves on the board of directors or the compensation committee of another entity where a Committee member is employed.


                        COMPENSATION  COMMITTEE  REPORT
                          ON  EXECUTIVE  COMPENSATION

         The Compensation Committee (the "Committee") was established in February 1994 and is composed entirely of non-employee directors.

         The Company's officer compensation plan is designed to provide competitive executive compensation that has a significant component contingent upon the enhancement of stockholder value while also taking into account the impact on stockholder value of stock market actions that are beyond the control of Company management. The Committee believes that base salary and target incentive compensation for executive officers should approximate averages of publicly traded manufacturing companies whose annual revenues approximate those of the Company, with adjustments for the Company's performance. Incentive compensation should be a significant part of overall compensation and should be contingent based on the level of achievement of targeted financial goals. Individual compensation levels should reflect individual responsibilities, performance and experience, in addition to Company performance.

         The Committee also believes the executive officers should have a substantial equity ownership interest, both through direct ownership and through stock options and other stock-based awards, to provide long-term incentives which closely link executive compensation to the Company's long-term performance and return to stockholders. In that regard, the Board of Directors adopted a Director and Officer Stock Ownership Policy in May 1997. The policy sets stock ownership goals for the directors and officers of the Company, which are to be achieved by July 1, 2002. Pursuant to the policy, officers of the Company are to own Common Stock with a market value of at least two to four times their basic compensation (with the multiple determined by the position held by the officer). Non-employee directors are to own Common Stock with a market value of at least five times the retainer and fees paid to the non-employee directors.

         For fiscal 1997, the Committee reviewed total compensation levels and compared them with officers of publicly held manufacturing companies and other companies with revenues similar to those of the Company. In the review, a national compensation consulting firm compared the Company's compensation practices with those of durable goods manufacturers with similar projected annual revenues. Executive officer salaries were adjusted based upon an analysis of the total compensation of officers with similar responsibilities at similarly sized durable goods manufacturers, also considering the individual's responsibilities, experience and performance and the Company's performance.
The salaries of the Named Officers were at or below the competitive market average of the companies surveyed for their respective positions. As a result of the Company's performance in the latter half of fiscal 1996, the Committee recommended, and the Board of Directors approved, an increase in the salaries of the executive officers of the Corporation averaging 4.9%, effective July 1, 1996.

         For fiscal 1997, the Committee recommended, and the Board of Directors approved, an officer incentive plan based on Company performance. Incentive award opportunities were established as a percentage of each participant's salary based on data from the compensation survey and advice provided by the outside compensation specialist, so that total cash compensation opportunities would approximate the competitive market average for performance exceeding corporate plans. Payment of the awards was based upon the achievement of Company performance goals for earnings, sales and efficient use of working capital. Because these goals, particularly the earnings goal, were exceeded, incentive compensation was substantially above the targeted amounts.

         The Committee believes that an ongoing options program can serve as an effective long-term incentive compensation program for the Company's officers. The Committee reviewed stock options in July 1996. Because of the September 1995 cancellation of the options granted in connection with the Offerings, the Committee believed management had inadequate long-term incentives.
Accordingly, the Committee granted Performance Options to the executive officers and other key employees of the Company. The Performance Options contain performance objectives that govern the exercisability and expiration of the Performance Options. Although the Committee did not consider the Performance Options to be a reissuance of the options canceled in September 1995, the Black-Scholes value of the Performance Options granted to those who surrendered options granted in connection with the Offerings was substantially less than the value of the options surrendered. To the extent certain performance objectives regarding (a) Company quarterly earnings measured against Company goals and (b) percentage sales increases measured against a competitor were met, the Performance Options would become exercisable in one-third increments on each of the first three anniversaries of the date of grant and would expire ten years after the date of grant. To the extent the performance objectives were not met, the Performance Options would become exercisable on August 10, 2003, and would expire on September 10, 2003. As a result of the Company's performance in fiscal 1997, all of the Performance Options will vest over three years and expire in 2006. The Committee also awarded an annual grant of stock options in July 1996. See "Option Grants in the Last Year" on page 8. The Committee believes that these stock option grants provided strong short-term incentives for the executive officers and key employees of the Company to increase stockholder value, as the Company's stock price increased 125% from June 30, 1996 through June 30, 1997. These options should continue to provide long-term incentives to officers and key employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The chief executive officer's salary was reviewed in July 1996 based upon his responsibilities, experience and a comparison with the chief executive officer salaries and incentive compensation of other durable goods manufacturing companies with similar annual revenues.

         Mr. O'Sullivan's salary was substantially below that of the median for chief executive officers of other durable goods manufacturing companies with revenues comparable to the Company. After considering the chief executive officer's performance over fiscal 1996, the Committee recommended a salary increase of $10,000, or 4.5%, for Mr. O'Sullivan. The Committee also increased his target for incentive compensation from 65% to 70%. To provide increased long-term incentives to Mr. O'Sullivan, he was awarded a Performance Option covering 100,000 shares of Common Stock (with the performance objectives described above) and an annual option covering 36,000 shares of Common Stock.

         With its still relatively low salary and higher contingent compensation, the Committee believes that the adjusted compensation package for the chief executive officer is designed to emphasize the need for improved performance at the Company, which should lead to increased stockholder value.

TAX POLICY

         The Omnibus Budget Reconciliation Act of 1993 amended the Code to limit, with certain exceptions, the allowable tax deduction that a publicly held corporation may take for compensation paid or accrued to the chief executive officer and the other Named Officers in the "Summary Compensation Table" on page 7. While the Committee cannot predict with certainty how the Company's compensation might be affected, the Committee intends to try to preserve the tax deductibility of all future executive compensation while maintaining the programs and strategies described in this report.

                             COMPENSATION COMMITTEE

      Ronald G. Stegall        William C. Bousquette      Stewart M. Kasen

                               PERFORMANCE  GRAPH

         The graph below compares the cumulative total stockholder return on the Common Stock against the cumulative total return on the S&P Corporate-500 Stock Index and the S&P Household Furnishings and Appliance Index (assuming $100 was invested on January 27, 1994 in Common Stock and that $100 was invested on December 31, 1993 in the stocks comprising the S&P Corporate-500 Stock Index and the S&P Household Furnishings and Appliance Index and also assuming the reinvestment of all dividends).

         The historical stock price performance of the Common Stock shown on the graph below is not necessarily indicative of future price performance.

         The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except in the event that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


                                        Total Return - Data Summary




                                                Cumulative Total Return

                                            ----------------------------------
                                              1/94    6/94   6/95   6/96  6/97
O'SULLIVAN INDUSTRIES HOLDINGS,
 INC.                              OSU         100     52      32     31    69

S&P 500                           1500         100     97     122    153   207

S&P HOUSEHOLD FURNISHINGS &
 APPLIANCES                       IHHF         100     88      90     96   114

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, executive officers and any persons holding 10% or more of Common Stock are required to report their ownership of the Company's securities and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended June 30, 1997. All of these filing requirements were satisfied by the Company's directors and executive officers, except that Mr. Charles G. Hanson filed a Form 4, reflecting the purchase of 4,000 shares, eleven days late; and Mr. William C. Bousquette filed a Form 4, reflecting the purchase of 5,000 shares, three days late.


                   APPROVAL  OF  STOCK  PLAN  FOR  DIRECTORS

         The Company's Board of Directors is requesting that the stockholders of the Company approve the O'Sullivan Industries Holdings, Inc. Stock Plan for Directors (the "Director Plan"). The Director Plan, a copy of which is attached as the Appendix to this Proxy Statement, was adopted by the Board of Directors on March 6, 1997 subject to stockholder approval at the 1997 Annual Meeting. The Director Plan was adopted to enable outside directors of the Company to elect to receive their retainers and fees (if any) from the Company in the form of Common Stock or restricted Common Stock, thereby increasing their ownership interest in the Company.

         Under the Director Plan, each outside director may elect annually to receive all, or a portion, of his compensation for service as a director of the Company in the form of Common Stock or restricted Common Stock. Shares are purchased by participants in the Director Plan on the first day of each calendar quarter, to commence October 1, 1997, at the average of the closing prices of Common Stock on the last day of each month in the preceding quarter.

         If a director elects to receive Common Stock, the shares purchased will be distributed to him quarterly.

         If a director elects to receive restricted Common Stock, the shares purchased will be held in escrow by the Company and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift) except that the restrictions will lapse upon any of the following events:

         (a)     death of the participant;
         (b) disability of the participant preventing continued service on the Board;
         (c) retirement of the participant from service as a director at age 55 or older;
         (d)     involuntary termination of service as a director;
         (e) a vote of a majority of the members of the Board other than the participant; or
         (f)     a Change in Control of the Company.

If a director ceases to be a director of the Company for any other reason, the restricted Common Stock issued to him shall be forfeited and revert to the Company. Participants in the Director Plan purchasing restricted shares will be entitled to all voting, dividend and distribution rights for such restricted Common Stock.

         The Company believes the Director Plan offers outside directors a convenient opportunity to purchase additional shares of Common Stock, and, in the case of restricted Common Stock, to defer income taxes on the amounts used to purchase restricted Common Stock. This benefit, however, is not measurable. The costs of the Director Plan to the Company should be nominal, while the Company's cash flow would be increased by Director Plan participation.

         The Director Plan, if approved by the stockholders, will be effective as of July 1, 1997. No Common Stock or restricted Common Stock will be distributed under the Director Plan prior to stockholder approval of the Director Plan. If the Director Plan is not approved, director retainers that would have been used to purchase Common Stock or restricted Common Stock will be paid to the directors who elected to participate in the Director Plan, with interest.

         The Director Plan provides outside directors of the Company a convenient way in which to receive their compensation for services as a director in the form of Common Stock, thereby increasing their investment in the Company. The increased stock ownership will increase the alignment of directors of the Company with all stockholders of the Company. The Board of Directors accordingly recommends a vote IN FAVOR of the Stock Plan for Directors.


                        STOCKHOLDER  PROPOSALS  FOR  THE
                              1998 ANNUAL  MEETING

         In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 1998 Annual Meeting of Stockholders of the Company, such proposals must be received by the Secretary of the Company by May 29, 1998.

         Stockholders who wish to nominate persons for election as directors at the 1998 Annual Meeting, which is now scheduled to be held on November 12, 1998, must give notice of their intention to make a nomination in writing to the Secretary of the Company on or before August 14, 1998. Each notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the Company if so elected.


                            INDEPENDENT  ACCOUNTANTS

         The Board of Directors selected Price Waterhouse as independent accountants for fiscal 1997. Representatives of Price Waterhouse are expected to be present at the Annual Meeting with an opportunity to make a statement and respond to appropriate questions.


                                 ANNUAL  REPORT

         A copy of the Company's Annual Report for the fiscal year ended June 30, 1997 is being mailed to stockholders with this Proxy Statement. Stockholders who do not receive a copy of such Annual Report may obtain a copy without charge by writing or calling the Secretary, O'Sullivan Industries Holdings, Inc., 1900 Gulf Street, Lamar, Missouri 64759-1899, telephone number
(417) 682-3322.


                                 OTHER  MATTERS

         As of the date of this Proxy Statement, management of the Company has no knowledge of any other business to be presented to the meeting. If other business is properly brought before the meeting, the persons named in the Proxy will vote according to their discretion.


                                    O'SULLIVAN  INDUSTRIES  HOLDINGS,  INC.



Lamar, Missouri
September 26, 1997

                                                                        APPENDIX

                    O'SULLIVAN  INDUSTRIES  HOLDINGS,  INC.
                          STOCK  PLAN  FOR  DIRECTORS


         1. NAME OF PLAN. This plan shall be known as the "O'Sullivan Industries Holdings, Inc. Stock Plan For Directors" and is hereinafter referred to as the "Plan."

         2. EFFECTIVE DATE AND TERM. The Plan shall be effective as of July 1, 1997, subject, however, to the approval of the stockholders of O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company"), at the Company's 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting"). If the Plan is not approved by the stockholders of the Company at the 1997 Annual Meeting, it shall be automatically terminated, and all amounts subject to this Plan shall be paid to participating directors pursuant to Section 13. Upon its approval by the stockholders of the Company, the Plan shall remain in effect until amended or terminated by action of the Board of Directors (the "Board") of the Company.

         3. ELIGIBLE PARTICIPANTS. Each member of the Board from time to time who is not a full-time employee of the Company or any of its subsidiaries (the "Participants") shall be eligible to participate in the Plan.

         4. ELECTION TO RECEIVE SHARES. Each Participant shall have the right to elect, on forms provided by the Company, to receive up to one hundred percent of his annual retainer and Board and Committee meeting fees (collectively, "Compensation") for services on the Board and committees thereof which would otherwise be payable in cash, in the form of shares of common stock, par value $1.00 per share, of the Company ("Common Stock"). Any part of the Compensation elected to be paid in Common Stock shall be payable in equal quarterly installments on the first day of the month next following the end of each calendar quarter for services on the Board in such calendar quarter. The election to receive Compensation in the form of Common Stock must be made prior to the calendar year in which the retainer and fees are to be paid in shares; provided, however, that Participants may elect to participate in the Plan for the six months ended December 31, 1997 by an election made prior to June 1, 1997. Common Stock receivable under this Section may be made subject to the restrictions set forth in Section 6 at the election of the Participant made at the same time the Participant elects to receive Common Stock under this Section. Elections under this Section shall remain in effect from year to year until changed by the Participant. No change shall be effective until the next calendar year. Common Stock otherwise receivable under the Plan prior to the 1997 Annual Meeting shall be issued at the times specified and shall be subject to the provisions of Section 13 of the Plan.

         5. PURCHASE PRICE OF SHARES. The number of shares to be issued at the time of payment shall be equal to the amount of Compensation elected to be taken in Common Stock divided by the Average Fair Market Value for such quarter. In no event shall the purchase price for Common Stock under this Agreement be less than the par value of the Common Stock so purchased.

         6. RESTRICTIONS ON SHARES. The Common Stock elected to be covered by this Section 6 shall be restricted and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation) except that such restrictions shall lapse upon:

         (a)     Death of the Participant; or

         (b) Disability of the Participant preventing continued service on the Board; or

         (c) Retirement of the Participant from service as a Director of the Company at age 55 or older; or

         (d)     Involuntary termination of service as a Director; or

         (e) A vote of a majority of the members of the Board other than the Participant; or

         (f)     A Change in Control as defined in Exhibit A attached hereto.

         If a Participant ceases to be a Director of the Company for any other reason, the Common Stock issued to such Director subject to this Section shall be forfeited and revert to the Company.





                                 Page i of  iii

         The certificates for Common Stock subject to this Section shall be held by the Company until lapse of restrictions as provided in this Section; provided, however, the Participant shall be entitled to all voting, dividend and distribution rights for such Common Stock.

         Participants shall have the right to direct in writing, on forms provided by the Company, that upon lapse of restrictions in accordance with subsections (a) through (f) above, the Common Stock held by such Participant under the Plan shall be transferred and delivered by the Company to the individuals or entities as specified by the Participant in such form.

         7. FAIR MARKET VALUE and AVERAGE FAIR MARKET VALUE. (a) The term "Fair Market Value" shall mean the closing price of a share of Common Stock in consolidated trading as reported by the New York Stock Exchange or, if the New York Stock Exchange does not provide such prices, as in The Wall Street Journal.

         (b) The Term "Average Fair Market Value" for a calendar quarter shall mean the average of the Fair Market Values on the last trading day of each month in the calendar quarter.

         8. FRACTIONS OF SHARES. Whenever under the terms of the Plan a fractional share of Common Stock would be required to be issued, the number of shares shall be rounded up to the next highest whole number of shares.

         9. WITHHOLDING TAXES. Whenever under the Plan Common Stock is to be issued or delivered to a Participant, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares.

         10. GENERAL RESTRICTION. The issuance of Common Stock or the delivery of certificates for Common Stock to recipients hereunder shall be subject to the requirement that, if at any time the Vice President, General Counsel and Secretary of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Vice President, General Counsel and Secretary.

         11. AUTHORIZED OR TREASURY SHARES. Common Stock issuable under the Plan may be authorized but unissued shares or may be treasury shares as shall be determined from time to time by the Vice President, General Counsel and Secretary of the Company.

         12. RULE 16b-3. It is the intention that the Plan and the operation thereof qualify for the exemption provisions contained in Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect from time to time or any successor rule ("Rule 16b-3"). To the extent that the implementation or operation of any provision hereof does not comply with the requirements of Rule 16b-3 as applicable to the Plan, such provision shall be inoperative or shall be interpreted, to the extent practicable, to apply in a manner not inconsistent with the requirements of Rule 16b-3.

         13. COMMON STOCK RECEIVABLE PRIOR TO THE COMPANY'S 1997 ANNUAL MEETING OF STOCKHOLDERS. Common Stock receivable prior to the 1997 Annual Meeting shall not be delivered to the Directors participating in the Plan or to escrow for Directors' restricted stock accounts unless and until the Plan is approved at the 1997 Annual Meeting. If the Plan is approved, the Common Stock receivable under the Plan shall be delivered in accordance with Section 5 or
Section 6, whichever is applicable. If the Plan is not so approved, no Common Stock shall be issued under the Plan, and any retainers and fees which were not paid in accordance with the Plan shall be delivered to the Directors entitled thereto, with interest on such amounts payable at the prime rate as published in The Wall Street Journal.





                                Page ii of  iii

         IN WITNESS WHEREOF, this Plan has been duly executed as of the 6th day of May, 1997.

                                        O'SULLIVAN INDUSTRIES HOLDINGS, INC.


                                        By:      /s/ Daniel F. O'Sullivan
                                                --------------------------------
                                                  Daniel F. O'Sullivan
                                                  Chairman of the Board and
                                                  Chief Executive Officer

ATTEST:



/s/ Rowland H. Geddie, III
----------------------------
Rowland H. Geddie, III
Vice President, General Counsel and
Secretary





                                Page iii of  iii

                              CHANGE  IN  CONTROL

          For purposes of this Plan, a "Change in Control" shall mean any of the following events:

         (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 15% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"); (2) the Company or any Subsidiary; or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

         (b) The individuals who, as of February 1, 1994, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (c)     Approval by stockholders of the Company of:

                (1) A merger, consolidation or reorganization involving the Company, unless

                          (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                          (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                          (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                          (iv) a transaction described in clauses (i) through (iii) shall herein be referred to as a "Non-Control Transaction";

                (2)      A complete liquidation or dissolution of the Company;
                         or

                (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting





                              EXHIBIT A - i of ii

Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (d) Notwithstanding anything contained in this Plan to the contrary, if the Director's service is terminated following the Effective Date but within one (1) year prior to a Change in Control and the Director reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control with respect to the Director shall mean the date immediately prior to the date of such termination of the Director's service.





                              EXHIBIT A - ii of ii

                     O'Sullivan Industries Holdings, Inc.

                      O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                     1900 Gulf Street, Lamar, MO 64759-1899

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING ON NOVEMBER 12, 1997


                    The undersigned stockholder of O'Sullivan Industries Holdings, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of
P Stockholders and Proxy Statement, each dated September 26, 1997 and hereby appoints DANIEL F. O'SULLIVAN and TYRONE E. RIEGEL, or
R either of them, as proxies, each with the power of substitution, on behalf and in the name of the undersigned, to represent the
O undersigned at the Annual Meeting of Stockholders of the Company to be held on November 12, 1997, at 10:00 A.M., C.S.T., and at any
X adjournments or postponements thereof, and to vote all shares of Common Stock, par value $1.00 per share, of the Company which the
Y undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

          THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE NOMINEES AND FOR THE APPROVAL OF THE
COMPANY S STOCK   PLAN   FOR  DIRECTORS AND  AS SUCH PROXIES DEEM  ADVISABLE ON
SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.





                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
                               SEE REVERSE SIDE

                                 O'Sullivan(R)
                           Industries Holdings, Inc.



Attached below is a proxy card for the 1997 Annual Meeting of Stockholders of O'Sullivan Industries Holdings, Inc. Please detach the proxy card and mark the boxes to indicate how your shares should be voted. Sign and return your proxy as soon as possible in the enclosed postage-paid envelope.



Regardless of whether you plan to attend our Annual Meeting of Stockholders on November 12, 1997, you can be sure your shares are represented at the meeting by returning your proxy promptly.

                                 DETACH HERE

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND FOR THE APPROVAL OF THE
COMPANY'S STOCK PLAN FOR DIRECTORS.  THIS PROXY WILL BE VOTED AS SPECIFIED.

1.      Election of two Class I Directors                           2.  Approval of the          FOR       AGAINST    ABSTAIN
        NOMINEES:  RICHARD D. DAVIDSON AND RONALD G. STEGALL            Company's Stock Plan    /  /        /  /       /  /
                                                                        for Directors

                FOR                     WITHHOLD
                ALL                   AUTHORITY TO
             NOMINEES    /  /   /  /  VOTE FOR ALL
                                        NOMINEES


/  /____________________________________________________                MARK HERE
To withhold authority to vote for any individual nominee,              FOR ADDRESS   /  /
write that nominee's name on the line provided above and               CHANGE AND
mark the box at left.                                                  NOTE AT LEFT


                                                                    PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                                                                    ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.
                                                                    Please sign exactly as name appears hereon.  Joint
                                                                    owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:___________________________  Date: ______________          Signature:___________________________  Date: ______________